                                                                     Exhibit 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                             NEOMAGIC CORPORATION

     FIRST: The name of the corporation is NeoMagic Corporation (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: This Corporation is authorized to issue two classes of shares designated Common Stock and Preferred Stock.

     1.   Authorization To Issue Two Classes.  The Corporation is authorized to
          ----------------------------------
issue 25,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 12,868,315 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The first series shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 3,180,450 shares. The second series shall be designated Series B Preferred Stock ("Series B Preferred") and shall consist of 2,631,199 shares. The third series shall be designated Series C Preferred Stock ("Series C Preferred") and shall consist of 4,166,666 shares. The fourth series shall be designated Series D Preferred Stock ("Series D Preferred") and shall consist of 2,890,000 shares. The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of Common Stock or Preferred Stock or the holders thereof are set forth in succeeding provisions of this Fourth Article.

     2.   Rights, Preferences, Privileges and Restrictions.  The rights,
          ------------------------------------------------
preferences, privileges and restrictions granted to or imposed upon the respective classes or series of Common Stock or Preferred Stock or holders thereof are as follows:

          (a) Dividends.  The holders of the Preferred Stock shall be entitled
              ---------
to receive, when and as declared by the Board of Directors, noncumulative dividends at the rate of: (i) $0.04 per share per annum on each outstanding share of Series A Preferred, (ii) $0.05 per share per annum on each outstanding share of Series B Preferred, (iii) $0.12 per share per annum on each outstanding share of Series C Preferred and (iv) $0.228 per share per annum on each outstanding share of Series D Preferred, payable in each case quarterly as the Board of Directors may from time to time determine out of funds legally available therefor. No dividends (other than those payable solely in Common Stock) shall be declared or paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of: (i) $0.04 per share on the Series A Preferred,
(ii) $0.05 per share on the Series B Preferred, (iii) $0.12 per share on the Series C Preferred and (iv) $0.228 per share on the Series D Preferred shall have been declared or paid and set apart during that fiscal year. No dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 2(a)) is paid with respect to all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred in an amount for each such share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred could then be converted. No dividend shall be paid on or declared and set apart for the shares of any series of Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of all other series of Preferred Stock. The right to such dividends on shares of the Preferred Stock shall not be cumulative and no right shall accrue to holders of the Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year.

          (b) Liquidation Preference.  In the event of any liquidation,
              ----------------------
dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

              (i) The holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds (the "Proceeds") of the Corporation to the holders of the Common Stock by reason of their ownership of such Preferred Stock, the amount of (i) $0.50 per share of Series A Preferred (the "Original Series A Issue Price") then held by them, (ii) $0.625 per share of Series B Preferred (the "Original Series B Issue Price") then held by them, (iii) $1.50 per share of Series C Preferred (the "Original Series C Issue Price") then held by them and (iv) $2.85 per share of Series D Preferred (the "Original Series D Issue Price") then held by them, adjusted for any combinations, consolidations or stock splits with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, respectively. If the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount (including dividends as set forth above), then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, in proportion to the full preferential amount (including dividends as set forth above) each such holder is otherwise entitled to receive.

              (ii) After payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred of the full amounts to which they shall be entitled as provided in Section 2(b)(i) above, then the remaining Proceeds shall be paid as follows: the holders of the Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred shall share in the Proceeds on a pro rata basis as if the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred were converted into Common Stock at the then applicable Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred; provided, however, that the holders of Series D Preferred shall share in the Proceeds only until the holders of Series D Preferred shall have received an aggregate amount (including the amount received pursuant to Section 2(b)(i) above) equal to $3.28 per share (plus an amount equal to all declared but unpaid dividends on the Series D Preferred), the holders of Series C Preferred shall share in the Proceeds only until the holders of Series C Preferred shall have received an aggregate amount (including the amount received pursuant to Section 2(b)(i) above) equal to $1.80 per share (plus an amount equal to all declared but unpaid dividends on the Series C Preferred), the holders of the Series B Preferred shall share in the Proceeds only until the holders of Series B Preferred shall have received an aggregate amount (including the amount received pursuant to Section 2(b)(i) above) equal to $0.81 per share (plus an amount equal to all declared but unpaid dividends on the Series B Preferred); and the holders of the Series A Preferred shall share in the Proceeds only until the holders of Series A Preferred shall have received an aggregate amount (including the amount received pursuant to Section 2(b)(i) above) equal to $0.81 per share (plus an amount equal to all declared but unpaid dividends on the Series A Preferred). If the assets and funds thus distributed among the holders of the Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid amounts, then the assets and funds of the Corporation available for distribution, after payment with respect to the Preferred Stock as provided in
Section 2(b)(i) above, shall be distributed ratably among the holders of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred in proportion to the full amounts each such holder is otherwise entitled to receive pursuant to this Section 2(b)(ii).

              (iii) After payment has been made to the holders of the Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred of the full amounts to which they shall be entitled as provided in Sections 2(b)(i) and (ii) above, the holders of the Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets of the Corporation.

              (iv) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2(b), unless the shareholders of the Corporation own more than fifty percent (50%) of the surviving entity.

              (v) Any securities to be delivered to the holders of the Preferred Stock pursuant to this Section 2(b) shall be valued as follows:

                  (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                      (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                      (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                      (iii) If there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of Preferred Stock which would be entitled to receive such securities or the same type of securities and which Preferred Stock represents at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                  (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (i), (ii) or (iii) to reflect the approximate fair market value thereof as mutually determined by the Corporation and the holders of Preferred Stock which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

              (vi) In the event the requirements of Section 2(b)(v) are not complied with, the Corporation shall forthwith either:

                  (A) cause such closing to be postponed until such time as the requirements of this Section 2(b) have been complied with, or

                  (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(b)(vii) hereof.

              (vii) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2(b), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock which are entitled to such notice rights or similar notice rights and which represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (viii) The provisions of this Section 2(b) are in addition to the Restrictions and Limitations of Section 2(f) hereof.

          (c)  Voting Rights. The holder of each share of Preferred Stock shall
               -------------
be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except in those matters required by law or this Fourth Article to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half being rounded upward).

          (d)  Conversion. The holders of the Preferred Stock shall have
               ----------
conversion rights as follows (the "Conversion Rights"):

               (i)  Right to Convert.
                    ----------------

                    (1) Voluntary Conversion. Subject to subsection (2)(d)(iii),
                        --------------------
each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of this Corporation's Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price or the Original Series D Issue Price, as the case may be, by the Conversion Price at the time in effect for each respective series. The initial Conversion Price per share for shares of Series A Preferred shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred shall be the Original Series B Issue Price, the initial Conversion Price per share of Series C Preferred shall be the Original Series C Issue Price and the initial Conversion Price per share for shares of Series D Preferred shall be the Original Series D Issue Price; provided, however, that these Conversion Prices
                               -----------------
for the Preferred Stock shall be subject to adjustment as set forth in subsection 2(d)(iii).

                    (2) Automatic Conversion. Each share of the Preferred Stock
                        --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Act"), at an offering price to the public equal to or exceeding $4.25 per share of Common Stock (appropriately adjusted for any stock dividend, stock split or combination, recapitalization, consolidation or the like of the Common Stock) and resulting in aggregate gross proceeds to the Corporation which equal or exceed $15,000,000.

           (ii) Mechanics of Conversion.  Before any holder of the Preferred
                -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he or she elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in lieu of issuing fractional shares of Common Stock pursuant to Section 2(d)(ix) hereunder and any declared but unpaid dividends on the converted Preferred Stock to which the holder may be entitled. Except for a conversion in connection with an underwritten offer of securities under the Act, such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the case of a conversion in connection with an underwritten offer of securities under the Act, at the option of the holder of the Preferred Stock tendered for conversion, the conversion may be conditioned upon the closing with the underwriter or underwriters of the sale of securities pursuant to such offering, and such conversion shall then be deemed to occur immediately prior to the closing of such sale of securities.

          (iii) Adjustments to Conversion Price for Diluting Issues.
                ---------------------------------------------------

                (1) Special Definitions. For purposes of this Section 2(d)(iii),
                    -------------------
the following definitions shall apply:

                    (a) "Options" shall mean rights, options or warrants to
                         -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (b) "Original Issue Date" shall mean the date on which this
                         -------------------
Certificate of Incorporation is accepted for filing by the Delaware Secretary of State.

                    (c) "Convertible Securities" shall mean any evidences of
                         ----------------------
indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                    (d) "Additional Shares of Common Stock" shall mean all
                        -----------------------------------
shares of Common Stock issued (or, pursuant to Section 2(d)(iii)(3), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                        (A) upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred;

                        (B) to officers, directors, and employees of, and consultants to, the Corporation to be designated and approved by the Board of Directors;

                        (C) in connection with commercial or financial transactions (including in connection with settlement of disputes or litigation), as approved by the Board of Directors;

                        (D) as a dividend or distribution on Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred or any event for which adjustment is made pursuant to Section 2(d)(iii)(4) hereof;

                        (E) as a result of an adjustment pursuant to the provisions of Section 2(d)(iii)(6) or Section 2(d)(iii)(8); or

                        (F) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E) or this clause (F) or on shares of Common Stock so excluded.

                (2) No Adjustment of Conversion Price. No adjustment in the
                    ---------------------------------
Conversion Price of a particular share of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred shall be made under Section 2(d)(iii)(4) in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as the case may be.

                (3) Deemed Issue of Additional Shares of Common Stock.
                        -------------------------------------------------

                    (a) Options and Convertible Securities. Except as
                            -----------------------------------
otherwise provided in Section 2(d)(iii)(2), in the event the Corporation at any time, or from time to time, after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(iii)(5) hereof) receivable by the Corporation upon issuance of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may, be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                            (I)   in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                            (II)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the

Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                        (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

                (4) Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
Shares of Common Stock. In the event this Corporation shall issue Additional
----------------------
Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(3)) without consideration or for a consideration per share less than the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred (as the case may be) in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the respective Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further, that for the purposes of this Section 2(d)(iii)(4), all shares of Common Stock issuable upon conversion of outstanding Options and Convertible Securities (including the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred) shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)(iii)(3), such Additional Shares of Common Stock shall be deemed to be outstanding.

                (5) Determination of Consideration.  For purposes of this
                    ------------------------------
Section 2(d)(iii), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (a) Cash and Property.  Such consideration shall:
                        -----------------

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                    (b) Options and Convertible Securities. The consideration
                        ----------------------------------
per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(3)(a), relating to Options and Convertible Securities, shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversions or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (6) Adjustments for Subdivisions, Combinations or Consolidations
                    ------------------------------------------------------------
of Common Stock. In the event the outstanding shares of Common Stock shall be
---------------
subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (7) Adjustments for Other Distributions. In the event the
                        -----------------------------------
Corporation at any time, or from time to time, makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 2(d), then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2(d) with respect to the rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.

                    (8) Adjustments for Reclassification, Exchange and
                        ----------------------------------------------
Substitution.  If the Common Stock issuable upon conversion of the Series A
------------
Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred immediately before that change.

               (iv) No Impairment.  The Corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (v) Certificates as to Adjustments.  Upon the occurrence of each
                   ------------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 2(d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such applicable adjustments and readjustments, (2) the applicable Conversion Price at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock. Any certificate sent to the holders of the Preferred Stock pursuant to this Section 2(d)(v) shall be signed by an officer of the Corporation.

          (vi) Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of the Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

         (vii) Issue Taxes.  The Corporation shall pay any and all issue and
               -----------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

        (viii) Reservation of Shares Issuable Upon Conversion. The Corporation
               ----------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (ix) Fractional Shares.  No fractional share shall be issued upon the
               -----------------
conversion of any share or shares of the Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (x)   Notices. Any notice required by the provisions of this
                     -------
Section 2(d) to be given to the holders of shares of the Preferred Stock shall be deemed given if delivered personally or deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his or her other address appearing on the books of the Corporation.

          (e)  Restrictions and Limitations.  In addition to any other rights
               ----------------------------
provided by law, so long as any Preferred Stock shall be outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than a majority of the then outstanding shares of the Preferred Stock, voting as a single class, take any of the following actions:

               (i)   Purchase or Redemption of Common Shares. The Corporation
                     ---------------------------------------
shall not purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock of the Corporation; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Corporation or any subsidiary, at the initial purchase price thereof, or at such other price as may be approved by the Board of Directors, upon termination of their employment or services pursuant to agreements approved by the Board of Directors between the Corporation and such persons providing for the right of the Corporation to repurchase such shares.

               (ii)  Sale of Assets, Merger, Recapitalization, Reorganization,
                     --------------------------------------------------------
Liquidation or Dissolution. The Corporation shall not effect any sale or other
--------------------------
conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries if the Corporation shall not be the continuing or surviving entity of such consolidation or merger, or any reclassification or other change of any stock, or any recapitalization or reorganization, or any liquidation or dissolution.

               (iii) Payment of Dividends on Common Stock. The Corporation shall
                     ------------------------------------
not pay any dividends with respect to the Common Stock.

               (iv)  Issue Other Senior Security. The Corporation shall not
                     ---------------------------
authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred as to dividend rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred.

               (v)   Increase Authorized Preferred Stock. The Corporation shall
                     -----------------------------------
not increase or decrease the aggregate number of authorized shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, other than an increase pursuant to a stock split.

               (vi)  Change Rights, Preferences, Privileges or Restrictions. The
                     ------------------------------------------------------
Corporation shall not change adversely the rights, preferences, privileges or restrictions of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred.

          (f)  No Reissuance of Preferred Stock.  No share or shares of the
               --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     FIFTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

     SIXTH:    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The directors of the Corporation need not be elected by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins, or unless the Bylaws so provide.

     SEVENTH:    At all elections of directors of the Corporation, each holder of stock of any class or series of stock shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected, and may cast all of such votes for, or for any two or more of them as such stockholder may see fit.

     EIGHTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

     NINTH:     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of this Article Ninth shall be prospective and shall not affect the rights under this Article Ninth in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

     TENTH:  The name and mailing address of the incorporator are:

         Michael J. Danaher, Esq.
         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, CA 94304-1050

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is the act and deed of such incorporator and that the facts stated therein are true.



                                ---------------------------------------------
                                Michael J. Danaher, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     *****


NeoMagic Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the

Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of NeoMagic Corporation be amended by changing Section 1 of Article Fourth to read in its entirety as follows:

     "1.  Authorization To Issue Two Classes.  The Corporation is authorized to
          ----------------------------------
     issue 60,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 12,868,315 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The first series shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 3,180,450 shares. The second series shall be designated Series B Preferred Stock ("Series B Preferred") and shall consist of 2,631,199 shares. The third series shall be designated Series C Preferred Stock ("Series C Preferred") and shall consist of 4,166,666 shares. The fourth series shall be designated Series D Preferred Stock ("Series D Preferred") and shall consist of 2,890,000 shares. The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of Common Stock or Preferred Stock or the holders thereof are set forth in succeeding provisions of this Fourth Article."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholder of NeoMagic Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to the stockholders entitled to such notice.

     THIRD: That the aforesaid amendments was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by , Arthur F. Schneiderman, its Secretary, this 28th day of January, 1997.

                                    /s/ARTHUR F. SCHNEIDERMAN
                                    _________________________________
                                    By: Arthur F. Schneiderman
                                    Secretary